Exhibit 99.1

Qualys Announces Third Quarter 2019 Financial Results

Revenue Growth of 15% Year-Over-Year

GAAP EPS: $0.47; Non-GAAP EPS: $0.66

Raises 2019 GAAP EPS Guidance to $1.47-$1.49

Raises 2019 Non-GAAP EPS Guidance to $2.28-$2.30

Announces Additional $100 Million 2-Year Share Repurchase Program

Foster City, Calif., – October 30, 2019 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of cloud-based security and compliance solutions, today announced financial results for the third quarter ended September 30, 2019. For the quarter, the Company reported revenues of $82.7 million, net income under United States Generally Accepted Accounting Principles (“GAAP”) of $19.2 million, non-GAAP net income of $27.2 million, adjusted EBITDA of $39.2 million, GAAP earnings per diluted share of $0.47, and non-GAAP earnings per diluted share of $0.66.

“We are pleased to report another strong quarter with robust growth in Qualys Cloud Agent subscriptions and multi-product adoption. We now have nearly 800 customers using our free groundbreaking Global IT Asset Discovery and Inventory solution, which provides customers real-time visibility of their devices across on-premises, endpoints, cloud, containers and mobile environments in a single-pane-of-glass view. This is very strategic as visibility in the new hybrid computing environment is the cornerstone of security,” said Philippe Courtot, chairman and CEO of Qualys.

“As we continue to lay the foundation for our future growth, I am delighted to announce the promotion of three Qualys executives, Sumedh Thakar to President and Chief Product Officer, Laurie MacCarthy to EVP, Worldwide Field Operations and Dilip Bachwani to SVP, Cloud Platform, Ops and Dev Ops as well as a new addition to the team with Mustafa Mahudhawala joining us as our VP of Global Customer Service. Finally, I am pleased to announce our Board has authorized an additional 2-year $100 million open market share repurchase program, which reflects our commitment to minimize dilution and belief in our cloud model to continue growing shareholder value,” continued Courtot.

Qualys will be hosting an Analyst & Investor Luncheon on November 20 during the Qualys Security Conference (QSC) at the Bellagio in Las Vegas. Details on agenda and registration are available here.

Third Quarter 2019 Financial Highlights

Revenues: Revenues for the third quarter of 2019 increased by 15% to $82.7 million compared to $71.7 million for the same quarter in 2018.

Gross Profit: GAAP gross profit for the third quarter of 2019 increased by 19% to $65.6 million compared to $55.1 million for the same quarter in 2018. GAAP gross margin percentage was 79% for the third quarter of 2019 compared to 77% for the same quarter in 2018. Non-GAAP gross profit for the third quarter of 2019 increased by 19% to $67.6 million compared to $56.6 million for the same quarter in 2018. Non-GAAP gross margin percentage was 82% for the third quarter of 2019 compared to 79% for the same quarter in 2018.

Operating Income: GAAP operating income for the third quarter of 2019 increased by 24% to $22.5 million compared to $18.1 million for the same quarter in 2018. As a percentage of revenues, GAAP operating income was 27% for the third quarter of 2019 compared to 25% for the same quarter in 2018. Non-GAAP operating income for the third quarter of 2019 increased by 28% to $33.1 million compared to $25.8 million for the same quarter in 2018. As a percentage of revenues, non-GAAP operating income was 40% for the third quarter of 2019 compared to 36% for the same quarter in 2018.

Net Income: GAAP net income for the third quarter of 2019 was $19.2 million, or $0.47 per diluted share, compared to $23.5 million, or $0.56 per diluted share, for the same quarter in 2018. Non-GAAP net income for the third quarter of 2019 was $27.2 million, or $0.66 per diluted share, compared to non-GAAP net income of $20.7 million, or $0.49 per diluted share, for the same quarter in 2018.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the third quarter of 2019 increased by 23% to $39.2 million compared to $31.9 million for the same quarter in 2018. As a percentage of revenues, adjusted EBITDA was 47% for the third quarter of 2019 compared to 45% for the same quarter in 2018.

Operating Cash Flow: Operating cash flow for the third quarter of 2019 increased by 45% to $45.7 million compared to $31.6 million for the same quarter in 2018. As a percentage of revenues, operating cash flow was 55% for the third quarter of 2019 compared to 44% for the same quarter in 2018.

Third Quarter 2019 Business Highlights

Select New Customers:

Bupa Arabia, Carpenter Technology, City and County of Denver, DGS Denmark, Epson America, Inc., London Stock Exchange, Magna International, Marvel Entertainment, Norwegian Cruise Line Corporation Ltd, Oyo Rooms, Sogei S.p.A, Texas Instruments Inc., and The Endurance Group, Inc.

Business Highlights:

•	Launched the Qualys Global IT Asset Discovery and Inventory app as a free service for the IT and security communities at Black Hat, Las Vegas.

•

Introduced the Qualys Indication of Compromise (IOC) 2.0 app, which leverages the Qualys Cloud Agent to provide enhanced attack detection, investigation and response for security analysts, incident responders, and managed security service providers.

•	Awarded four patents for the Qualys Cloud Agent, which perform full security and compliance assessments of endpoints and cumulatively include over 100 claims of varying scope.

•	Expanded the Qualys Global Cloud Platform to the Canadian market, bringing the total number of global operations sites to eight locations on three continents.

•	Partnered with Proficio, a global managed security service provider, who integrated the Qualys suite of cloud-based solutions into its managed detection and response capabilities.

Financial Performance Outlook

Fourth Quarter 2019 Guidance: Management expects revenues for the fourth quarter of 2019 to be in the range of $84.3 million to $84.9 million, representing 14% growth over the same quarter in 2018. GAAP net income per diluted share is expected to be in the range of $0.29 to $0.31, which assumes an effective income tax rate of 24%. Non-GAAP net income per diluted share is expected to be in the range of $0.57 to $0.59, which assumes a non-GAAP effective income tax rate of 22%. Fourth quarter 2019 earnings per share estimates are based on approximately 40.8 million weighted average diluted shares outstanding for the quarter.

Full Year 2019 Guidance: Management expects revenues for the full year 2019 to be in the range of $321.2 million to $321.8 million, representing 15% growth over 2018. GAAP net income per diluted share is now expected to be in the range of $1.47 to $1.49, up from the previous guidance range of $1.24 to $1.28. This assumes an effective income tax rate of 18%, down from the previous assumption of 19%. Non-GAAP net income per diluted share is now expected to be in the range of $2.28 to $2.30, up from the previous guidance range of $2.03 to $2.07. This assumes a non-GAAP effective income tax rate of 22%. Full year 2019 earnings per share estimates are based on approximately 41.2 million weighted average diluted shares outstanding.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its third quarter 2019 financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Wednesday, October 30, 2019. To access the conference call, dial (877) 881-2609 in the U.S. or (970) 315-0463 for international participants with conference ID # 9972927. A live webcast of the earnings conference call, investor presentation, prepared remarks, and supplemental historical financial spreadsheet can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact

Vinayak Rao

Vice President, Corporate Development and Investor Relations

(650) 801-6210

ir@qualys.com

About Qualys, Inc.

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of cloud-based security and compliance solutions with over 12,200 customers and active users in more than 130 countries, including a majority of each of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions in a single platform and build security into digital transformation initiatives for greater agility, better business outcomes and substantial cost savings. The Qualys Cloud Platform and its integrated cloud apps deliver businesses critical security intelligence continuously, enabling them to automate the full spectrum of auditing, compliance and protection for IT systems and web applications on-premises, on endpoints and elastic clouds. Founded in 1999 as one of the first SaaS security companies, Qualys has established strategic partnerships with leading cloud providers like Amazon Web Services, Microsoft Azure and the Google Cloud Platform, and managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, Deutsche Telekom, DXC Technology, Fujitsu, HCL Technologies, IBM, Infosys, NTT, Optiv, SecureWorks, Tata Communications, Verizon and Wipro. The company is also a founding member of the Cloud Security Alliance. For more information, please visit www.qualys.com.

Qualys and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: our expectations regarding our Qualys Cloud Platform innovation and the capabilities of our platform; our expectations regarding the growth and market acceptance of Qualys Cloud Agent and of our Global IT Asset Discovery and Inventory solution; the protections of our patent portfolio; the benefits of our strategic acquisitions; the benefits of our new products, integrations, collaborations and joint solutions; our strategy and our business model and our ability to execute such strategy; our guidance for revenues, GAAP EPS and non-GAAP EPS for the fourth quarter and full year 2019, and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the fourth quarter and full year 2019. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles, seasonal buying patterns and length of our sales cycle; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates, unexpected fluctuations in our effective tax rate on a GAAP and non-GAAP basis, our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the Securities and Exchange Commission on August 2, 2019.

The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, adjusted EBITDA (defined as earnings before interest expense, taxes, depreciation, amortization, stock-based compensation, interest income and other income (expense), net, non-recurring expenses, and acquisition-related expenses that do not reflect ongoing costs of operating the business) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment and principal payments under capital lease).

In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, non-recurring expenses and acquisition-related expenses that do not reflect ongoing costs of operating the business. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, adjusted EBITDA and non-GAAP free cash flows.

Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

Although Qualys does not focus on quarterly billings, Qualys provides calculated current billings (defined as total revenue recognized in a period plus the sequential change in current deferred revenue in the corresponding period) to assist investors and analysts in assessing its operating performance.

Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation and non-recurring expenses). The actual dollar amount of reconciling items in the fourth quarter and full year 2019 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the fourth quarter and full year 2019. Accordingly, a reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include tax adjustments required to achieve the effective tax rate on a non-GAAP basis, which could differ from the GAAP effective tax rate. The Company believes its estimated non-GAAP effective tax rate of 22% in 2019 is a reasonable estimate under its global operating structure. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues	$82,671	$71,658	$236,943	$204,689
Cost of revenues (1)	17,108	16,511	52,354	48,660

Gross profit	65,563	55,147	184,589	156,029
Operating expenses:
Research and development (1)	16,899	12,501	50,431	38,182
Sales and marketing (1)	17,009	15,489	51,489	50,698
General and administrative (1)	9,106	9,040	29,961	29,731

Total operating expenses	43,014	37,030	131,881	118,611

Income from operations	22,549	18,117	52,708	37,418
Other income (expense), net:
Interest expense	(28)	(35)	(98)	(112)
Interest income	2,142	1,651	6,391	4,193
Other income (expense), net	(328)	(500)	(320)	(836)

Total other income (expense), net	1,786	1,116	5,973	3,245

Income before income taxes	24,335	19,233	58,681	40,663
Provision (benefit) for income taxes	5,161	(4,236)	10,009	(2,241)

Net income	$19,174	$23,469	$48,672	$42,904

Net income per share:
Basic	$0.49	$0.60	$1.24	$1.10

Diluted	$0.47	$0.56	$1.17	$1.02

Weighted average shares used in computing net income per share:
Basic	39,014	39,170	39,099	38,907

Diluted	41,162	42,197	41,447	42,113

(1) Includes stock-based compensation as follows:

Cost of revenues	$577	$625	$1,674	$1,888
Research and development	2,831	1,937	7,875	5,754
Sales and marketing	1,458	1,163	3,589	3,669
General and administrative	3,517	3,033	12,025	11,361

Total stock-based compensation	$8,383	$6,758	$25,163	$22,672

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$75,615	$41,026
Short-term marketable securities	222,421	248,140
Accounts receivable, net	61,314	75,825
Prepaid expenses and other current assets	20,459	13,974

Total current assets	379,809	378,965
Long-term marketable securities	100,951	76,710
Property and equipment, net	58,705	61,442
Operating leases - right of use asset	27,043	—
Deferred tax assets, net	18,302	26,387
Intangible assets, net	18,316	21,976
Goodwill	7,447	7,225
Restricted cash	1,200	1,200
Other noncurrent assets	14,151	11,775

Total assets	$625,924	$585,680

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$909	$5,588
Accrued liabilities	25,595	26,695
Deferred revenues, current	180,304	164,624
Operating lease liability, current	6,937	—

Total current liabilities	213,745	196,907
Deferred revenues, noncurrent	20,156	20,423
Operating lease liability, noncurrent	30,696	—
Other noncurrent liabilities	304	10,361

Total liabilities	264,901	227,691
Stockholders’ equity:
Common stock	39	39
Additional paid-in capital	345,378	330,572
Accumulated other comprehensive income (loss)	2,271	(586)
Retained earnings	13,335	27,964

Total stockholders’ equity	361,023	357,989

Total liabilities and stockholders’ equity	$625,924	$585,680

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended
	September 30,
	2019	2018
Cash flow from operating activities:
Net income	$48,672	$42,904
Adjustments to reconcile net income to net cash provided by operative activities:
Depreciation and amortization expense	23,486	21,224
Bad debt expense	156	—
Loss on disposal of property and equipment	196	31
Stock-based compensation	25,163	22,672
Amortization of premiums and accretion of discounts on marketable securities	(1,402)	(586)
Deferred income taxes	7,296	(4,024)
Changes in operating assets and liabilities:
Accounts receivable	14,355	5,800
Prepaid expenses and other assets	(6,485)	(5,733)
Accounts payable	(1,336)	182
Accrued liabilities	1,275	5,803
Deferred revenues	15,413	12,351
Other noncurrent liabilities	160	(1,804)

Net cash provided by operating activities	126,949	98,820

Cash flow from investing activities:
Purchases of marketable securities	(259,286)	(242,056)
Sales and maturities of marketable securities	263,874	218,865
Purchases of property and equipment	(19,473)	(19,496)
Business combinations	(1,850)	(3,359)
Purchase of privately-held investment	(625)	(2,500)

Net cash used in investing activities	(17,360)	(48,546)

Cash flow from financing activities:
Proceeds from exercise of stock options	11,014	20,896
Payments for taxes related to net share settlement of equity awards	(10,864)	(12,010)
Principal payments under capital lease obligations	(1,273)	(1,203)
Repurchase of common stock	(73,877)	(46,542)

Net cash used in financing activities	(75,000)	(38,859)

Effects of exchange rate changes on cash	—	(42)

Net increase in cash, cash equivalents and restricted cash	34,589	11,373
Cash, cash equivalents and restricted cash at beginning of period	42,226	87,791

Cash, cash equivalents and restricted cash at end of period	$76,815	$99,164

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income	$19,174	$23,469	$48,672	$42,904
Depreciation and amortization of property and equipment	6,157	6,110	18,926	18,862
Amortization of intangible assets	1,520	864	4,560	2,361
Interest expense	28	35	98	112
Provision for income taxes	5,161	(4,236)	10,009	(2,241)

EBITDA	32,040	26,242	82,265	61,998
Stock-based compensation	8,383	6,758	25,163	22,672
Interest income and Other income (expense), net	(1,814)	(1,151)	(6,071)	(3,357)
Acquisition-related expenses (1) (2) (3) (4)	601	38	1,854	1,926

Adjusted EBITDA	$39,210	$31,887	$103,211	$83,239

(1)	For three months ended September 30, 2019, includes $0.1 million and $0.5 million of compensation related to acquisitions in 2019 and 2018, respectively.
(2)

For nine months ended September 30, 2019, includes $0.6 million, $2.6 million and $0.1 million of compensation related to acquisitions in 2019, 2018 and 2017, respectively, offset by $1.4 million of reversals of previous obligations.

(3)	For three months ended September 30, 2018, includes $0.04 million of compensation related to acquisitions in 2017.
(4)	For nine months ended September 30, 2018, includes $1.9 million of compensation related to acquisitions in 2017.

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
GAAP Cost of revenues	$17,108	$16,511	$52,354	$48,660
Less: Stock-based compensation	(577)	(625)	(1,674)	(1,888)
Less: Acquisition-related expenses (1)	—	—	(3)	—
Less: Amortization of intangible assets	(1,495)	(839)	(4,485)	(2,286)

Non-GAAP Cost of revenues	$15,036	$15,047	$46,192	$44,486

GAAP Gross profit	$65,563	$55,147	$184,589	$156,029
Plus: Stock-based compensation	577	625	1,674	1,888
Plus: Acquisition-related expenses (1)	—	—	3	—
Plus: Amortization of intangible assets	1,495	839	4,485	2,286

Non-GAAP Gross Profit	$67,635	$56,611	$190,751	$160,203

GAAP Research and development	$16,899	$12,501	$50,431	$38,182
Less: Stock-based compensation	(2,831)	(1,937)	(7,875)	(5,754)
Less: Acquisition-related expenses (1)	(601)	(38)	(1,847)	(124)
Less: Amortization of intangible assets	(25)	(25)	(75)	(75)

Non-GAAP Research and development	$13,442	$10,501	$40,634	$32,229

GAAP Sales and marketing	$17,009	$15,489	$51,489	$50,698
Less: Stock-based compensation	(1,458)	(1,163)	(3,589)	(3,669)
Less: Acquisition-related expenses (1)	—	—	(4)	(1,802)

Non-GAAP Sales and marketing	$15,551	$14,326	$47,896	$45,227

GAAP General and administrative	$9,106	$9,040	$29,961	$29,731
Less: Stock-based compensation	(3,517)	(3,033)	(12,025)	(11,361)

Non-GAAP General and administrative	$5,589	$6,007	$17,936	$18,370

GAAP Operating expenses	$43,014	$37,030	$131,881	$118,611
Less: Stock-based compensation	(7,806)	(6,133)	(23,489)	(20,784)
Less: Acquisition-related expenses (1)	(601)	(38)	(1,851)	(1,926)
Less: Amortization of intangible assets	(25)	(25)	(75)	(75)

Non-GAAP Operating expenses	$34,582	$30,834	$106,466	$95,826

GAAP Income from operations	$22,549	$18,117	$52,708	$37,418
Plus: Stock-based compensation	8,383	6,758	25,163	22,672
Plus: Acquisition-related expenses (1)	601	38	1,854	1,926
Plus: Amortization of intangible assets	1,520	864	4,560	2,361

Non-GAAP Income from operations	$33,053	$25,777	$84,285	$64,377

GAAP Net income	$19,174	$23,469	$48,672	$42,904
Plus: Stock-based compensation	8,383	6,758	25,163	22,672
Plus: Acquisition-related expenses (1)	601	38	1,854	1,926
Plus: Amortization of intangible assets	1,520	864	4,560	2,361
Less: Tax adjustment	(2,512)	(10,417)	(9,861)	(17,778)

Non-GAAP Net income	$27,166	$20,712	$70,388	$52,085

Non-GAAP Net income per share:
Basic	$0.70	$0.53	$1.80	$1.34

Diluted	$0.66	$0.49	$1.70	$1.24

Weighted average shares used in non-GAAP net income per share:
Basic	39,014	39,170	39,099	38,907

Diluted	41,162	42,197	41,447	42,113

(1)	Relates to compensation expense from the acquisition of Adya, Layered Insight, 1Mobility and NetWatcher.

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended
	September 30,
	2019	2018
GAAP Cash flows provided by operating activities (1)	$126,949	$98,820
Less:
Purchases of property and equipment	(19,473)	(19,496)
Principal payments under capital lease obligations	(1,273)	(1,203)

Non-GAAP Free cash flows	$106,203	$78,121

(1)	Includes $2.2 million and $2.0 million of acquisition related expenses paid during the nine months ended September 30, 2019 and 2018, respectively.

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

CALCULATED CURRENT BILLINGS

(Unaudited)

(in thousands)

	Three Months Ended September 30,
	2019	2018
GAAP Revenue	$82,671	$71,658
Plus: Current deferred revenue at September 30	180,304	155,115
Less: Current deferred revenue at June 30	(176,609)	(151,419)

Non-GAAP Calculated current billings	$86,366	$75,354

Calculated current billings growth compared to same quarter of prior year	15%	13%